Exhibit 99.1

Amarin Reports Third Quarter 2024 Financial Results and Provides Business Update

-- Strong Cash Position of $306 Million; 9th Consecutive Quarter of Positive or Neutral Cash Balance --

-- Total Net Revenue of $42 Million Represents Continued Source of Cash from the U.S., RoW Partnerships and Early Phases of European Launches --

-- Positive European Momentum Continues with Progress from Pricing & Reimbursement Efforts and Incremental Revenue Growth Driven Primarily by Spain and the UK --

-- Company to Host Virtual Analyst & Investor Day November 14 --

-- Company Remains Committed to Maintaining Public Listing --

DUBLIN, Ireland and BRIDGEWATER, N.J., October 30, 2024 -- Amarin Corporation plc (NASDAQ:AMRN), today reported financial results for the third quarter ended September 30, 2024, and provided a business update.

At Amarin, the company’s product -- VASCEPA®/VAZKEPA® (icosapent ethyl) -- has significant growth and value potential globally. This continues to be validated by progress around the world. During the quarter, VAZKEPA sales grew 19% sequentially in Europe, driven primarily by Spain and the UK. Notably, in Italy, the Company has taken additional steps with the Italian authorities and hopes to be in a position to share news soon.

In the U.S., the Company has maintained +50% share of the IPE market through the third quarter. As a result, the U.S. business has continued to generate significant cash representing +$300M consistently over the last nine quarters, all in the face of ongoing generic competition. Additionally, the Company continues to assess the potential optimal timing for an authorized generic launch.

Commenting on the Company and its third quarter results, Aaron Berg, Amarin’s President and CEO stated, “While we and our global partners continue to execute on our multipronged global strategy focused on getting VASCEPA/VAZKEPA into the hands of as many patients as possible, the senior leadership team and I, as well as the Board of Directors, remain committed to evaluating all opportunities to maximize the value and impact of this highly impactful product. To that end, we look forward to highlighting the global opportunity for VASCEPA/VAZKEPA and to hear directly from both prescribers and select partners from around the world on the impact of VASCEPA/VAZKEPA during our upcoming virtual Analyst and Investor Day on November 14.”

Continuing, Berg said, “We remain fully committed to our public listing – it is very important for us as well as our shareholders. In addition to continuing to drive the business, there are a number of paths available to us to resolve the issue.”

Third Quarter Operational Highlights

•
Amarin continued to advance pricing and reimbursement efforts across additional European and Rest of World (RoW) markets, including:
o
In Italy, realized further progress with the pricing and reimbursement authorities, and the Company hopes to be able to share further updates soon;
o
In Portugal, secured national reimbursement for VAZKEPA.
o
In Australia, in collaboration with our partner CSL Seqirus, secured national reimbursement for VAZKEPA in Australia, where CSL is now launching the product.
•
Investigators presented new subgroup data from the landmark REDUCE-IT® cardiovascular outcomes trial with VASCEPA/VAZKEPA, as well as abstracts showcasing the mechanistic activity of eicosapentaenoic acid (EPA) at the European Society of Cardiology (ESC) Congress.
•
Investigators presented new research on the clinical impact of VASCEPA/VAZKEPA in patients with diabetes and high cardiovascular risk and the anti-Lp(a) oxidation mechanistic effects of eicosapentaenoic acid (EPA) at the 60th Annual European Association for the Study of Diabetes (EASD) Meeting.

Financial Update

Financial Highlights

($ in millions)	Three months ended September 30, 2024	Three months ended September 30, 2023	% Change
Total Net Revenue	$42.3	$66.1	-36%
Operating Expenses[1]	$41.4	$50.5	-18%
Cash	$305.7	$320.7	-5%

1 – Excludes restructuring expense of $0.7 million in the 3 months ended September 30, 2023

Total net revenue for the three months ended September 30, 2024 was $42.3 million, compared to $66.1 million in the corresponding period of 2023, a decrease of 36%. Net product revenue for the three months ended September 30, 2024 was $41.9 million, compared to $64.9 million in the corresponding period of 2023, a decrease of 36%. This decrease was driven primarily by an impact in net selling price due to US generic competition as well as a decrease in volume primarily related to CVS moving from an exclusive account to no longer covering VASCEPA. U.S. net product revenue was $30.6 million for the three months ended September 30, 2024 compared to $62.4 million in the corresponding period of 2023. For the three months ended September 30, 2024, European net product revenue was $4.3 million and Rest of World (RoW) net product revenue was $6.9 million compared to $0.8 million and $1.8 million, respectively in the corresponding period in 2023.

Cost of goods sold for the three months ended September 30, 2024 was $26.0 million, compared to $36.2 million in the corresponding period of 2023. Overall gross margin on net product revenue for the three months ended September 30, 2024 and 2023 was 38% and 44%, respectively. Excluding the inventory restructuring charge in Q3 2023 gross margin was 64%.

Selling, general and administrative expenses for the three months ended September 30, 2024 was $36.9 million, compared to $45.5 million in the corresponding period of 2023. This decrease was primarily due to cost optimization efforts across the business.

Research and development expenses for the three months ended September 30, 2024 were $4.5 million, compared to $5.1 million in the corresponding period of 2023.

Under U.S. GAAP, the Company reported net loss of $25.1 million for the three months ended September 30, 2024, or basic and diluted loss per share of $0.06. This net loss includes $4.7 million in non-cash stock-based compensation. For the three months ended September 30, 2023, the Company reported net loss of $19.3 million, or basic and diluted loss per share of $0.05. This net loss included $4.6 million in non-cash stock-based compensation expense.

Excluding non-cash stock-based compensation expense and restructuring expense, non-GAAP adjusted net loss was $20.4 million for the three months ended September 30, 2024 or non-GAAP adjusted basic and diluted loss per share of $0.05, compared with non-GAAP adjusted net loss of $1.3 million for the three months ended September 30, 2023 or non-GAAP adjusted basic and diluted loss per share of $0.00.

As of September 30, 2024, the Company reported aggregate cash and investments of $305.7 million, which includes receipt of the $15 million EDDING CVRR milestone payment in the quarter, compared to aggregate cash and investment of $306.7 million as of June 30, 2024.

2024 Financial Outlook

The Company is committed to executing against the significant opportunity in Europe. The Company is focused on maintaining market share in the U.S. and maximizing cash generation from the attractive and growing Rest of World (RoW) income stream. The Company continues to make progress on reducing operating expenses and managing its cash position, including $10 million of operating expense savings in the third quarter of 2024 compared to the third quarter of 2023. The Company reaffirms its belief that current cash and investments and other assets are adequate to support continuing operations for the foreseeable future.

Virtual Analyst & Investor Day 2024 – November 14

Amarin will host a virtual analyst and investor day on Thursday, November 14, 2024, from 8:00 AM EST to 10:00 AM EST. The event will be hosted by members of the Amarin senior management team and will focus on updating the investment community on the current state of the VASCEPA/VAZKEPA franchise, with particular attention given to discussions on the dynamics of key geographies that represent the future value of the franchise, including Europe. In addition, a dedicated question and answer session will be held during which the Amarin senior management team will entertain questions submitted in advance to investor.relations@amarincorp.com.

As a virtual event, the program will be webcast and archived for future reference and will be open to all participants; participation will require a simple registration step before joining, which will be available through the Company website prior to this event. Throughout the event, there will be no live interaction with audience participants.

Q3 2024 Earnings Conference Call and Webcast Information

Amarin will host a conference call on October 30, 2024, at 5:00 p.m. ET to discuss this information. The conference call can be accessed on the investor relations section of the company's website at www.amarincorp.com, or via telephone by dialing 888-506-0062 within the United States, 973-528-0011 from outside the United States, and referencing conference ID 732244. A replay of the call will be made available for a period of two weeks following the conference call. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 51361. A replay of the call will also be available through the company's website shortly after the call.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for the treatment of high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty-five million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Australia, Lebanon, the United Arab Emirates, Kuwait, Saudi Arabia, Qatar and Bahrain. In Europe, in March 2021 marketing authorization was granted via a centralized procedure for icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. VAZKEPA (icosapent ethyl) is currently sold in Europe in Sweden, Finland, Austria, the UK (including England, Wales & Scotland and Northern Ireland), Spain, Portugal, Greece and the Netherlands. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in Great Britain (applying to England, Scotland, Wales and Northern Ireland).

United States
Indications and Limitation of Use

VASCEPA is indicated:

•
As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and
o
established cardiovascular disease or
o
diabetes mellitus and two or more additional risk factors for cardiovascular disease.
•
As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•
VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
•
VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
•
It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.

•
VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
•
Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
•
Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
•
Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
•
Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.medicines.org.uk/emc/product/12964/smpc.

Globally, prescribing information varies; refer to the individual country product label for complete information.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net (loss) income was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense, restructuring expense and other one-time expenses. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2023 and the potential impact and outlook for achievements in 2024 and beyond; Amarin’s 2024 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; and the overall potential and future success of VASCEPA/VAZKEPA and Amarin generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s quarterly report on Form 10-Q for the period ending September 30, 2024 and annual report on Form 10-K for the full year ended 2023. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (www.amarincorp.com/investor-relations), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited

	September 30, 2024	December 31, 2023
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$156,944	$199,252
Restricted cash	526	525
Short-term investments	148,788	121,407
Accounts receivable, net	112,642	133,563
Inventory	224,000	258,616
Prepaid and other current assets	7,316	11,618
Total current assets	650,216	724,981
Property, plant and equipment, net	24	114
Long-term inventory	74,023	77,615
Operating lease right-of-use asset	7,984	8,310
Other long-term assets	1,250	1,360
Intangible asset, net	17,118	19,304
TOTAL ASSETS	$750,615	$831,684
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$40,507	$52,762
Accrued expenses and other current liabilities	161,047	204,174
Current deferred revenue	—	2,341
Total current liabilities	201,554	259,277
Long-Term Liabilities:
Long-term deferred revenue	—	2,509
Long-term operating lease liability	8,215	8,737
Other long-term liabilities	9,471	9,064
Total liabilities	219,240	279,587
Stockholders’ Equity:
Common stock	305,202	302,756
Additional paid-in capital	1,911,445	1,899,456
Treasury stock	(65,344)	(63,752)
Accumulated deficit	(1,619,928)	(1,586,363)
Total stockholders’ equity	531,375	552,097
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$750,615	$831,684

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2024	2023	2024	2023
Product revenue, net	$41,852	$64,903	$144,522	$214,744
Licensing and royalty revenue	446	1,153	21,786	17,454
Total revenue, net	42,298	66,056	166,308	232,198
Less: Cost of goods sold	26,022	23,560	75,359	72,553
Less: Cost of goods sold - restructuring inventory	—	12,674	—	39,228
Gross margin	16,276	29,822	90,949	120,417
Operating expenses:
Selling, general and administrative (1)	36,904	45,457	115,340	155,997
Research and development (1)	4,540	5,105	14,884	16,428
Restructuring	—	711	—	10,743
Total operating expenses	41,444	51,273	130,224	183,168
Operating loss	(25,168)	(21,451)	(39,275)	(62,751)
Interest income, net	3,374	3,216	10,028	8,438
Other income (expense), net	265	(575)	1,954	3,092
Loss from operations before taxes	(21,529)	(18,810)	(27,293)	(51,221)
Provision for income taxes	(3,605)	(501)	(6,272)	(2,110)
Net loss	$(25,134)	$(19,311)	$(33,565)	$(53,331)
Loss per share:
Basic	$(0.06)	$(0.05)	$(0.08)	$(0.13)
Diluted	$(0.06)	$(0.05)	$(0.08)	$(0.13)
Weighted average shares:
Basic	411,150	408,417	410,786	407,489
Diluted	411,150	408,417	410,786	407,489

(1) - Excluding non-cash stock-based compensation, selling, general and administrative expenses were $33,075 and $41,807 for the three months ended September 30, 2024 and 2023, respectively, and research and development expenses were $3,671 and $4,113, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2024	2023	2024	2023
Net loss for EPS[1] - GAAP	(25,134)	(19,311)	(33,565)	(53,331)
Stock-based compensation expense	4,698	4,643	14,303	12,034
Restructuring inventory	—	12,674	—	39,228
Restructuring expense	—	711	—	10,743
Advisor fees	—	—	—	6,270
Net (loss) income for EPS[1] - non-GAAP	$(20,436)	$(1,283)	$(19,262)	$14,944

[1]basic and diluted

(Loss) earnings per share:
Basic - non-GAAP	$(0.05)	$(0.00)	$(0.05)	$0.04
Diluted - non-GAAP	$(0.05)	$(0.00)	$(0.05)	$0.04

Weighted average shares:
Basic	411,150	408,417	410,786	407,489
Diluted	411,150	408,417	410,786	417,117